Exhibit 3.2
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Form 424                                     This space reserved for office use.
(Revised 01/06)

Return in duplicate to:
Secretary of State                 [THE STATE OF TEXAS SEAL]
P.O. Box 13697
Austin, TX 78711-3697              Certificate of Amendment
512 463-5555
FAX: 512/463-5709
Filing Fee: See instructions
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                               Entity Information

The name of the filing entity is:

Wilson Conversion, Inc.
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State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

[X] For-profit Corporation            [_] Professional Corporation
[_] Nonprofit Corporation             [_] Professional Limited Liability Company
[_] Cooperative Association           [_] Professional Association
[_] Limited Liability Company         [_] Limited Partnership

The file number issued to the filing entity by the secretary of state is:
                                                                   800960715
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The date of formation of the entity is:  04/03/2008
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                                   AMENDMENTS

                                 1. Amended Name
  (If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

Green Builders, Inc.
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The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

                  2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the fling entity. The article or provision is amended to read as follows:



Form 424

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

                                Registered Agent
            (Complete either A or B, but not both. Also complete C.)

[_] A. The registered agent is an organization (cannot be entity named above) by the name of:

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OR
[_] B. The registered agent is an individual resident of the state whose name is:

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First Name             M.I          Last Name                         Suffix

C. The business address of the registered agent and the registered office address is:
                                                         TX
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Street Address (No P.O. Box)        City                State      Zip Code


                 3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

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[_] Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:



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[_] Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:



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[_] Delete each of the provisions identified below from the certificate of formation.



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                              Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.


Form 424

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

               Effectiveness of Filing (Select either A, B, or C )

A. [X] This document becomes effective when the document is fled by the secretary of state.
B. [_] This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ______
C. [_] This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: _____ The following event or fact will cause the document to take effect in the manner described below:
________________________________________________________________________________

________________________________________________________________________________

                                    Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.


Date:  4/3/08
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                                /s/ Clark Wilson
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                                President, Chief Executive Officer and Secretary
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                                Signature and title of authorized person(s) (see
                                instructions)






Form 424

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